UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2003

TIME WARNER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

As previously reported by Time Warner Inc. (“Time Warner” or the “Company”), in connection with the restructuring of Time Warner Entertainment Company, L.P. (“TWE”) that was completed on March 31, 2003, two trusts established for the benefit of Comcast Corporation (“Comcast”) received and now hold approximately 21% of the economic interests in Time Warner Cable Inc. (“TWC Inc.”), a majority owned subsidiary of Time Warner that operates cable television systems. The economic interests consist of a 17.9% direct ownership interest in TWC Inc. and a 4.7% residual equity interest in TWE (a subsidiary of TWC Inc.). For additional information regarding Comcast’s interests in TWC Inc. and the restructuring of TWE, see “Business – Description of Certain Provisions of Agreements Related to TWC Inc.,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition – Investment in Time Warner Entertainment Company, Inc.,” and “Note 6 to Notes to Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

On December 29, 2003, TWC Inc. received a notice from the trust that holds the 17.9% ownership interest in TWC Inc. requesting that TWC Inc. start the registration process under the Securities Act of 1933 for the sale in a firm underwritten offering of all of the TWC Inc. securities held by the trust for the benefit of Comcast. The notice was delivered pursuant to a registration rights agreement related to the TWC Inc. securities. Neither Time Warner nor TWC Inc. can predict the timing of any registration in response to the notice.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Robert D. Marcus

Name: Robert D. Marcus
Title: Senior Vice President

Date: December 31, 2003